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                                                                    EXHIBIT 10.4

                           LOAN AND LICENSE AGREEMENT

      THIS EXHIBIT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. THE CONFIDENTIAL INFORMATION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. IN PLACE OF SUCH OMITTED CONFIDENTIAL INFORMATION, "****" HAS BEEN INSERTED.

      AGREEMENT made and entered into this 9th day of May, 1997 (the "Effective Date") by and among Fiserv, Inc., a Wisconsin corporation ("Fiserv"), Information Technology, Inc., a Nebraska corporation ("ITI"), and Hyland Software, Inc., an Ohio corporation ("Hyland").

                                    RECITALS

      A. ITI and Hyland are parties to that certain Marketing Agreement, dated January 18, 1994, as amended (the "Marketing Agreement"), pursuant to which ITI obtained from Hyland certain exclusive marketing rights to the OnBase Information Management System software products, as more specifically identified in Exhibit "A" hereto (herein sometimes referred to as the "OnBase Products"); and

      B. ITI is a wholly owned subsidiary of Fiserv, having been acquired by Fiserv subsequent to execution of the Marketing Agreement; and

      C. The parties desire to extend the Marketing Agreement to include Fiserv and all of its operating divisions and subsidiaries, present and future (the "Fiserv Companies"); and

      D. Fiserv, ITI and the other Fiserv Companies (herein sometimes collectively referred to as the "Licensees") desire to license additional Hyland software products and to provide to Hyland certain financing.

      NOW, THEREFORE, in consideration of the foregoing Recitals and of the covenants and promises herein and in the Marketing Agreement contained, the parties hereto agree as follows:

                                   DEFINITIONS

      "Documentation" means all Hyland technical and operation manuals, diagrams, schematics, support materials, instruction materials, "help" programs and related materials and shall further mean and include all explanatory information, whether in machine-readable form or otherwise, now or hereafter in the possession, custody and/or control of Licensees, including without limitation, any design documents, comments, notes, annotations, specifications, structure diagrams, data-flow diagrams, flow charts and/or other technical documentation, including any such information as is from time to time modified by Hyland and incorporated into the Licensed Check Products or Enhancements thereto.

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      "Enhancement(s)" means any and all revisions, upgrades, refinements, variations, improvements, changes and/or alterations of any kind which are incorporated into the Licensed Check Products, API or Source Code of the Licensed Check Products at any time during the term of this Agreement and all related Documentation, including without limitation, all enhancements incorporated into the API. Enhancements shall include source code, together with complete documentation and support materials for the Licensed Check Products and all such refinements and modifications.

      "Licensed Check Products" means the Hyland Software Modules and application program interface ("API") and Source Code for those programs as specifically identified in Exhibit "C" hereto, including all earlier and later versions and variations, or which are incorporated from time to time into the API for this software, or that incorporate components, aspects and functions of the Licensed Check Products, including all Source Code for the same, whether in executable object library form or otherwise, and all their Manuals(s) therefor, all Documentation related thereto, and all Enhancements for the same, together with all developers' kits and APIs. Any and all Hyland products or software, whether currently in existence or hereinafter developed or acquired by Hyland which are not specifically identified in Exhibit "C", but which perform the same check function as any Licensed Check Product are themselves "Licensed Check Products."

      "Licensees' Products" shall mean any and all software routines, API's, applications, interfaces and other programs either developed by, or acquired by Licensees from third parties, that operate in connection with the Licensed Check Products, that do not contain, incorporate, or replicate the Licensed Check Products, in whole or in substantial part, or which were not developed or authored by Hyland.

                                      TERMS

      1. Confirmation of Rights to OnBase Products. The parties hereby confirm and acknowledge that ITI and, pursuant to the provisions of
Section 9.1, Fiserv and the other Fiserv Companies hold the exclusive right to market the OnBase Products to all present and future users of Licensees' products and services, directly, or indirectly through a Licensees' client offering Licensees' products and services.

      2. Loan. On the Effective Date, Fiserv shall loan to Hyland the principal sum of One Million Dollars ($1,000,000) (the "Loan") upon the following terms:

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            2.1   Terms. The Loan shall be for an eighteen (18) month term with principal and accrued interest at the prime rate, as defined in and published daily by the Wall Street Journal, adjustable monthly on the first business day of each month, being payable in full at the conclusion of the stated term. The Loan shall be evidenced by a negotiable promissory note (the "Note") in the form attached hereto as Exhibit "B" which shall be executed by Hyland and delivered to Fiserv on the Effective Date. Negotiation of the Note shall be permitted, but only to a Fiserv Company, including ITI.

            2.2 Conversion Privilege. At the election of Fiserv or the then holder of the Note, where notice of election is made prior to thirty (30) days before the date of maturity, the Note, including all outstanding principal and interest, may be exchanged for and converted into equity securities of Hyland in an amount equal to five percent (5%) of Hyland's authorized equity securities on a fully diluted basis. The equity securities issued pursuant to this Section 2.2 shall carry with them protective rights, at least equal in nature and protection to all other equity holders, preventing dilution of the holder's percentage ownership interest in Hyland without holder's consent. In the event Fiserv or the then Note holder elects conversion of the Note, such conversion shall occur effective as of the maturity date of the Note through exchange of the Note for share certificate(s) or other securities registered including any other instruments necessary to create Licensees 5% ownership interest in Hyland in the name of the then holder of the Note. The right to conversion granted herein shall be negotiable or assignable only to a Fiserv Company, including ITI, along with the Note pursuant to Section 2.2, but only upon the express written consent of Hyland, which consent will not be unreasonably withheld.

      3. First Right of Refusal. Hyland hereby grants to Fiserv a right of first refusal covering the sale of Hyland's stock or assets upon the following terms and conditions:

            3.1 Term. The Term of this First Right of Refusal shall commence upon execution of this Agreement and shall extend for a term ending on the second anniversary of the Effective Date.

            3.2 Hyland's Obligation. If, at any time during the Term, Hyland receives, and desires and is able to accept, a bona fide offer to purchase a majority or more of the issued and outstanding capital stock of Hyland or a majority or more of the assets of Hyland, Hyland shall forthwith provide, on a confidential basis, written notice thereof to

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      Fiserv. Such written notice shall include a copy of the offer to purchase, and shall include the name and address of the proposed purchaser(s) and all of the conditions relating to the price and terms of purchase. Fiserv shall then have fourteen (14) days within which to notify Hyland in writing that either (a) Fiserv intends to make an offer of similar terms, subject to due diligence not to exceed thirty (30) days, or (b) Fiserv declines to exercise its right of first refusal for the proposed transaction only.

            3.3 Fiserv's Proposal. If Fiserv elects to make a proposal, such proposal shall be made within the thirty (30) days due diligence period and Fiserv and Hyland shall thereafter negotiate in good faith the terms of the definitive agreement. If, at the conclusion of the twenty (20) day period next following the delivery by Fiserv of its proposal, the parties have been unable to reach definitive agreement, or if Fiserv declined to exercise its right of first refusal, then Hyland shall for a period of four (4) months be free to consummate the transaction with the original proposed purchaser upon terms not materially different than those originally disclosed to Fiserv. Following the expiration of such four (4) month term or upon the terms of the proposed transaction being materially modified, Fiserv's right of first refusal shall be reinstated for the remaining balance of the term.

            3.4 Shareholder Restrictions. Hyland represents and agrees that, upon execution of this Agreement, it will enter into corporate agreements with John P. Hyland, Sr., John P. Hyland, Jr., Chris Hyland, and Miguel Zubizarreta, imposing prohibitions on the ability of any and all of these Hyland shareholders, to sell any amount of their shares of Hyland equity securities without first affording Fiserv the same right of first refusal herein given by Hyland, or to take any action that would avoid, frustrate, hinder or impede the First Right of Refusal granted by Hyland to Licensees in this Section 3, except, the shareholders are permitted to transfer any portion of their shares to family members for estate or tax planning purposes, so long as the shares so transferred are subject to the prohibitions of this Section. Further, during the term of Fiserv's First Right of Refusal, any shareholder may sell or otherwise transfer in the aggregate ten percent (10%) or less of their respective shares for any purpose without regard to the foregoing prohibition. Hyland will deliver copies of any Agreements evidencing the foregoing to Licensees.

      4. License. For and in consideration of the payment on the Effective Date by Fiserv to Hyland of the sum of Three Million Dollars ($3,000,000) Hyland does, at and as of the Effective

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Date, grant to the Licensees (i) a worldwide exclusive, non-transferable license in perpetuity to the object and, subject to Section 8.6 hereof, the source code versions of the Licensed Check Products, with full and exclusive rights to remarket and sublicense the object code version of the Licensed Check Products to financial institutions, herein defined as banks, saving & loans, credit unions, trust companies, and any other depository institution, establishment or business as is identified in, defined in or falls within Major Group 60, of the Standard Industrial Classification Manual 1987, and all other institutions, establishments and businesses where the primary business application using the Licensed Check products would be the processing of checks similar to a bank, as opposed to handling of check functions as an ancillary function of another application such as remittance processing, and (ii) a non-exclusive, non-transferable license in perpetuity to the object, and subject to Section 8.6 hereof, the source code versions of the Licensed Check Products, with full rights to remarket and sublicense the object code version of the Licensed Check Products to non-financial institutions. Subject to the terms and conditions of this Agreement, Licensees shall have the right to execute remarketing agreements with third party distributors pursuant to which such distributors shall have a non-exclusive right to market the object code version of the Licensed Check Products to end-users, subject, however, to the following conditions:

            4.1 Advanced Check. The Licensees' rights with respect to future releases of the Advanced Check software product, as more specifically identified in Exhibit "C" hereto, shall be subject to the singular exclusion that the current end-user institutions (other than dealers or other vendors) of Licensed Check Products specifically identified in Exhibit "D" hereto shall be entitled to upgrade to the Advanced Check product as commercially released by Licensees as a Private Label product directly through their current Hyland Dealer within six (6) months following the date of commercial release of the Advanced Check software product by Licensees. Licensees shall permit a listed institution's current Hyland Dealer to purchase said product for resale to such institution based upon a list price not to exceed **** for the Advanced Check software product upgrade. Licensees shall be entitled to retain any revenues associated with such upgrade sales. Thereafter, any such upgrade shall occur solely through the Licensees.

            4.2 Standard Check Processor and Standard Check Statement Print. The worldwide license of the Standard Check Processor and Check Statement Print software products, as more specifically identified in Exhibit "C" hereto, shall be subject to the following additional terms:

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                  4.2.1 Hyland shall use good faith efforts to direct Hyland's current remarketers of the Licensed Check Products (Exhibit "E") to sublicense the Standard Check Processor and Check Statement Print software products from one of the Licensees upon payment to such Licensee of its usual charge for such sublicense, and pursuant to the agreement terms customarily employed by such Licensee, provided, however, if such sublicensing is not practical due to contract obligations or other reasonable commercial purposes, and sublicensing is provided by Hyland's remarketer, then Hyland shall remit all revenue received from Standard Check Processor and Check Statement Print directly to Fiserv; and,

                  4.2.2 From and after the Effective Date, and subject to the terms and conditions of this Agreement, Hyland shall not enter into nor renew any agreements with remarketers, dealers or other vendors providing the right to sublicense Standard Check Processor and Check Statement Print software products.

            4.3 Use of Name/Private Labeling. The Licensed Check Products are acknowledged by Licensees to be and contain Hyland's proprietary information and trade secrets. Licensees shall retain or affix to the Licensed Check Products and all Enhancements and products incorporating the Licensed Check Products such evidences of ownership and copyright or proprietary notices as Hyland may reasonably request. To support their marketing of the Licensed Check Products, however, Licensees shall be entitled to use the name of Hyland and any and all registered trademarks, service marks or trade names of Hyland in connection with their promotion and licensing of the Licensed Check Products. Hyland agrees that upon request of a Licensee it shall "private label" the Licensed Check Products using such product names as such Licensee may specify. Hyland shall make such modifications as may be reasonable and possible to reflect any such Licensed Check Products as a product of such Licensee and to reflect the product name selected by such Licensee, subject, always, to Hyland's right to include such proprietary notices, copyright notices or the like as are necessary to protect the proprietary rights of Hyland in and to the Licensed Check Products. Nothing herein contained shall be construed as requiring Hyland to remove all screen references to Hyland or the name of the Licensed Check Products used by Hyland. The parties intend only that any Licensed Check Product which is private labeled be reasonably identified with the Licensee. Contemporaneous identification with Hyland is permitted and expected.

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      Licensee shall submit to Hyland any and all proposed uses of Hyland's tradenames and marks prior to Licensees' commercial use for any and all purposes including marketing and promotional materials for Hyland's approval, which approval shall not be unreasonably withheld.

            4.4 Use of Products. In addition to the right to market and further license the Licensed Check Products, as set forth above, Licensees shall have the right to make such uses internal to Licensees as Licensees deem reasonably necessary, including without limitation, the right to use the Licensed Check Products for demonstration, support and training of their current and potential customers. Licensee may develop software interfacing to the OnBase and Licensed Check Products for purposes of interfacing the OnBase and Licensed Check Products with other products owned or marketed by Licensees. Included is the right to access Hyland's complete software system, including both the OnBase Products and the Licensed Check Products. Any interface developed by a Licensee shall be the proprietary and exclusive property of such Licensee. Licensees may make such copies of the object code versions of the Licensed Check Products as they deem necessary for any permitted activity hereunder and for archival purposes. Licensees rights to access and utilize the source code for the Licensed Hyland Products shall be specifically limited to only the activities specified in Section 8.6 of this Agreement. Nothing in this Section shall create any ownership interests or greater rights to Licensees to the Licensed Check Products, Enhancements, Documentation other than the license granted hereinabove.

            4.5 Other Products. It is understood and agreed by the parties hereto that, except as herein expressly provided, nothing in this Section 4 shall affect the rights of the Licensees to market the OnBase Products, nor the rights of other Hyland remarketers to license directly Hyland's software products other than the Licensed Check Products. It is further understood and agreed that the Licensees shall have the right, in perpetuity, to market the OnBase Products as necessary for the successful implementation of, and in conjunction with their rights to market the Licensed Check Products, at a **** discount off of Hyland's published list price, subject, however, to the terms of Section 6 hereof. Such perpetual right shall continue notwithstanding the expiration of the stated term of or other termination of the Marketing Agreement.

            4.6 Hyland's Intellectual Property Rights. All right, title and interest in and to the Licensed Check Products, in

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      whole or in part, in any form, including without limitation all patent, copyright, trade secret and all other intellectual and industrial property rights in the Licensed Check Products and other Hyland products, and the structure, sequence and organization of same, shall belong to Hyland and Licensee's sole rights thereto shall be only those rights granted by Hyland pursuant to this agreement. ITI and Fiserv (for itself and all other Fiserv Companies) further acknowledge that Hyland has and reserves the exclusive, worldwide right in perpetuity to protect the Licensed Check Products, including it structure, sequence and organization, screens and any part thereof, under any laws for the protection of intellectual and industrial property, including without limitation, trade secrets, trademarks, copyrights, industrial design and patents. The provisions of
      Section 4.4 and 5.1.3 notwithstanding any and all portions of the Licensed Check Products that represent developments, software, changes, modifications, refinements, alteration, revisions, improvements provided by Hyland to Licensees pursuant to this Agreement shall remain the intellectual property of Hyland; and Licensees acknowledge that Hyland has and reserves the exclusive worldwide right in perpetuity to protect its aforesaid intellectual property, including its structure, sequence and organization, screens and any part thereof, under any laws for the protection of intellectual and industrial property, including, without limitation, trade secrets, trademarks, copyrights, industrial designs and patents.

            4.7 Licensees' Intellectual Property Rights. All right, title and interest in and to any software program, application, routine, API, interface or other product, either developed by, or acquired by Licensees, excepting those licensed from Hyland under this or prior Agreements or developed by Hyland under the terms of this Agreement, or provided to Licensees under Section 8.6, but including any revision, upgrade, or enhancement to the Licensed Check Product developed by Licensees as permitted in Section 8.6 hereof which operate in association with Licensed Check Products, in whole or in part, in any form, including without limitation all patent, copyright, trade secret and all other intellectual and industrial property rights and other Licensees' products, and the structure, sequence and organization of same, shall belong to Licensees. Hyland further acknowledges that Licensees' have and reserve the exclusive, worldwide right in perpetuity to protect Licensees' Products, including its structure, sequence and organization, screens and any part thereof, under any laws for the protection of intellectual and industrial property, including without limitation, trade secrets, trademarks, copyrights, industrial design and patents.

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      5.    Responsibilities of Hyland.

            5.1 Maintenance and Support. From and after the Effective Date, Hyland shall provide all reasonably required maintenance and support services for the Licensed Check Products to the Licensees for a term of five (5) years from date of this Agreement. Hyland shall not be responsible to provide any direct technical support or other services to Licensees remarketers, dealers or customers. Such support and maintenance services shall in any event be available by telephone during the hours of 8:00 a.m. to 8:00 p.m., Eastern time, Monday through Friday, excluding holidays, and shall consist of at least the following:

                  5.1.1 Providing, within a reasonable period of time, all
            upgrades, enhancements and changes developed by Hyland for the Licensed Check Products, be they major or minor in nature, as Hyland develops in the ordinary course of its business, including an upgrade for the License Check Product to support an additional operating systems if Hyland develops support for such additional operating system for its OnBase archiving product, or as a result of services performed at the direction of Licensees under Sections
            5.1.3 and 5.1.4 of this Agreement;

                  5.1.2 Providing system documentation for the Licensed Check
            Products regarding definition of the OnBase data base, data base tables and security access methods;

                  5.1.3 An API for the Licensed Check Products for Licensees'
            use in customizing the Licensed Check Products for their customers. The API shall be developed according to agreed upon specifications by the parties, and be updated and enhanced from time-to-time under terms and pursuant to schedules as the parties may agree, either as a result of Hyland's ordinary course of business, or as part of the services performed by Hyland as directed by Licensees under Section
            5.1.4 of this Agreement;

                  5.1.4 Not less than two thousand (2,000) hours per year of customized development, including custom features, custom API extensions and API integration support; any services that Hyland performs at the direction or written request of Licensees for upgrades, enhancements, extensions to the API, integration of third party products or related services shall be first applied to this obligation to provide the annual hours

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            of service, any additional hours to be billed at the rate of ****
            per hour; in the event Licensees in any year during the term of this Agreement fail to utilize the 2,000 hours of development services offered by Hyland herein, any shortfall shall be carried forward to the next annual period and used in such annual period before use of the 2,000 hours originally allocated thereto, provided however, any unused hours remaining at the end of five years shall be waived by Licensees and shall not be carried forward as due to Licensees during any subsequent period. For purposes of performing its development obligations under this Section, Hyland shall assign senior programmers familiar with the structure, sequence, and source code for the Licensed Check Products to provide the services itemized herein;

                  5.1.5 Reasonable access to the lead developers of the Licensed
            Check Products for emergency assistance on a twenty-four hour, seven day a week basis;

                  5.1.6 At least one dedicated technical support representative for Licensed Check Products, in accordance with its normal business practices; and

                  5.1.7 For purposes of utilizing and directing Hyland's
            performance under this Section 5.1, Licensees shall designate a relationship manager who, if requested by Hyland to confirm or prioritize requests it receives from Licensees' employees or agents, will serve as Licensees' authorized representative to direct the development and technical support services Hyland shall provide to Licensees under this Agreement. All requests for Hyland development and related services under this Agreement shall be made in writing to Hyland by Licensees' employees, agents or designated relationship manager.

      At the date of this Agreement and thereafter on its annual anniversary, Fiserv shall make a non-refundable payment to Hyland of **** per year for each of the five (5) years of obligated support hereunder. At the end of such five (5) year term, Hyland and Fiserv may renegotiate in good faith the terms of ongoing development and support relating to the Licensed Check Products. Any other provision hereof notwithstanding, in the event Fiserv gains those additional rights to the use of the source code pursuant to Section 8.6 hereof, Fiserv may, at its option, discontinue payment to Hyland of the annual payments required hereunder for ongoing support, in

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      which event Hyland shall no longer be required to provide such support.

            5.2 Training. During the term of this Agreement and thereafter, for so long as required by Licensees annual payments pursuant to Section 5.1, Hyland shall provide training to personnel of Licensees, on the following basis:

                  5.2.1 Reasonable initial training shall be provided by Hyland at ITI's or Fiserv's offices for all Licensees, for a total period of training not to exceed ninety (90) days, which training will be provided to Licensees by Hyland on dates to be agreed upon by the parties which can occur anytime within twelve (12) months from the Effective Date of the Agreement, and all such training being provided at the sole cost and expense of Hyland (provided, however, ITI or Fiserv shall provide the use of its facilities without charge to Hyland);

                  5.2.2 Following completion of the initial training required under Section 5.2.1, Hyland shall continue to provide training to personnel of Licensees, as reasonably requested by Licensees and at times and as reasonably scheduled by the parties, provided, however, any reasonable travel, lodging and meal expenses incurred by Hyland in performance of such training shall be promptly paid or reimbursed to Hyland by Licensees.

            5.3 Updates and Enhancements. Hyland shall provide to Licensees and Licensees may provide to their customers who have acquired a sublicense for the Licensed Check Products, such updates, releases, enhancements and improvements as Hyland may develop or develop for Licensees pursuant to Section 5.1. Except as provided in Section 5.1, no compensation shall be due to Hyland in respect of such updates, releases, enhancements and improvements. During the term of this Agreement, and pursuant to Section 5.1.4, Hyland and Licensees, by and through the designated relationship manager, shall agree upon a reasonable development and support schedule for Hyland upgrades and enhancements to be developed by Hyland under 5.1.4 for the Licensed Check Products. Hyland will maintain the Licensed Check Products in such a manner as is reasonably required to keep it compatible with the system software and hardware systems with which they are designed to perform according to the published system requirements for the Licensed Check Products by Hyland. Further, if Hyland develops support for an additional operating system for its OnBase archiving product which is not supported for the Licensed Check

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      products at the date of this Agreement, at no expense to Licensees, Hyland will provide Licensees with an upgrade for the License Check Products to support such additional operating system.

            5.4 Documentation. Hyland shall provide to Licensees all copies necessary of the standard visually readable materials which Hyland has published or may publish while this Agreement is in effect for use by end-users with the Licensed Check Products. If requested by Licensees, Hyland shall also provide to Licensees at cost reasonable supplies of all present sales literature prepared and/or used by Hyland in marketing of the Licensed Check Products and reasonable supplies of all updates thereto.

            5.5 Licensing of Products. Hyland acknowledges and agrees that Licensees will license the Licensed Check Products to their customers pursuant to their usual forms of license agreements and in accordance with the terms of this Section. The Licensed Check Products will be sublicensed in the same manner and may be included as a part of the software licensed by Licensees pursuant to their normal customs and procedures and subject to the following: Licensees may sublicense the Licensed Check Products to their remarketers, dealers or end-users of the Licensed Check Products provided that the sublicense with such dealer, customer or other user meets the requirements of this Section 5.5. The sublicense required by this Section 5.5 must be written, and shall provide, in substance, that the sublicensee acknowledges that: (i) the sublicensed Licensed Check Products cannot be further sublicensed or otherwise transferred by end users; (ii) the sublicensed Licensed Check Products is provided "as is" with no warranty or maintenance provided by Hyland; and (iii) the sublicensee will not decompile, disassemble or reverse engineer any sublicensed Licensed Check Products. Licensees shall not enter into any agreements or grant any sublicenses which encumber or hinder Hyland's proprietary rights to the Licensed Check Products. The sublicense may be subject to any other commercially reasonable terms and conditions designed to limit Licensees' and/or Hyland's implied or express warranties or liability for licensed use of the Licensed Check Products.

            5.6 Maintenance. Licensees will provide their remarketers, dealers and customers with, and are free to charge for, such maintenance services as they shall from time to time determine. Hyland's responsibilities for maintenance is solely as set forth in Section 5.1 hereof.

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            5.7   Notification of Dealers. Hyland and Licensees shall prepare and agree upon a notice letter to be sent to, or a provision to be incorporated into Hyland's remarketing and dealer agreements, that discloses the nature and extent of Licensee's exclusive marketing rights to the Licensed Check Products under this Agreement, that Hyland shall use in its ordinary course of business with its current, future or successor dealers or remarketers.

            5.8   Applicable Restrictions. Except as otherwise provided in
      Section 4 above, from and after the Effective Date, Hyland will not directly or indirectly promote, encourage or in any way assist or cooperate with its customers and remarketers, both present and future, in using Hyland's software products as a check imaging base, for financial industry use, which would compete with Licensees rights to the Licensed Hyland Software granted herein; provided, however, nothing herein shall prevent non-financial institution users of any Hyland software product from storing any types of documents, including check images and related information.

      6. Most Favored Customer. For any product or service provided by Hyland to the Licensees or any of their customers, Hyland shall afford the Licensees with most favored customer status. If, during the term of this Agreement Hyland should ever offer the same or a substantially identical product or service to another Hyland customer upon collective terms more favorable than available to the Licensees hereunder, then from the time of such offer the Licensees will also be entitled to purchase the product or service upon the same set of terms offered to the other Hyland customer.

      7.    Warranties.

            7.1 Licensed Check Products Warranty. Hyland warrants to Licensees the Licensed Check Products will perform in accordance with the then current Documentation provided by Hyland to Licensees. Hyland further warrants that it has the right to authorize the use of the Licensed Check Products by Licensees and the further sublicensing thereof by Licensees to their customers, all as described in this Agreement. This Agreement is neither in breach of nor conflict with the provisions of any agreement or arrangement to which Hyland is a party and which relates in any manner to the Licensed Check Products or the rights granted to Licensees hereunder. HYLAND DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. HYLAND'S SOLE OBLIGATION IN THE EVENT THE LICENSED HYLAND SOFTWARE DOES NOT PERFORM AS WARRANTED SHALL BE, AT HYLAND'S

                        Confidential Treatment Requested


      DISCRETION, TO USE REASONABLE DILIGENT EFFORTS TO (i) CORRECT ANY DEFECT OR BUG IN THE LICENSED HYLAND SOFTWARE FOLLOWING RECEIPT OF NOTIFICATION FROM LICENSEES AND DELIVER A REVISION INCORPORATING THE FIX OR (ii) REPLACE DEFECTIVE MEDIA WITH LICENSED HYLAND SOFTWARE WHICH PERFORMS AS WARRANTED. EXCEPT AS EXPRESSLY STATED IN THIS SECTION, THERE ARE NO WARRANTIES OR CONDITIONS PROVIDED BY HYLAND, EXPRESS OR IMPLIED, BY OPERATION OF LAW, STATUTE, OR OTHERWISE, WITH RESPECT TO THE LICENSED HYLAND SOFTWARE OR ANY SERVICE PROVIDED HEREUNDER. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE LICENSED HYLAND SOFTWARE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE BINDING ON HYLAND EXCEPT AS EXPRESSLY STATED IN THIS SECTION, HYLAND WILL NOT BE LIABLE FOR ANY BUG, ERROR, OMISSION, DEFECT, DEFICIENCY OR NONCONFORMITY IN ANY PRODUCT OR OTHER SOFTWARE.

            7.2 Patent Infringements. If notified promptly in writing of any action brought against Licensees alleging that Licensees' sale, use or other disposition of the Licensed Check Products infringes any United States, Canadian or other patent, copyright or other proprietary right, Hyland will defend that action at its expense and will pay the costs of damages awarded against Licensees in the action, provided that (i) Hyland shall have primary responsibility and control of the defense of any such action and all negotiations for its settlement or comprise; (ii) Licensees cooperate with Hyland in defense of the action; and (iii) the action does not result from the use of the Licensed Check Products for purposes for which it was not designed or in combination with software or other Products not supplied by Hyland, unless the Licensed Check Products, instead of the combination of the Licensed Check Products with the software or other Products, is determined to be the cause of the claim. Hyland may, at its own expense, and Licensees shall allow Hyland to procure for Licensees the right to continue the use of the Licensed Check Products as permitted under this Agreement or replace or modify the Licensed Check Products so that it becomes non-infringing. Instead of or in addition to defending such action or suit, the foregoing provisions to the contrary notwithstanding, if the action and/or claim relates to or affects in any way Licensees' use of the Licensed Check Products, Hyland shall not have the authority or right to settle said action and/or claim without first obtaining the prior express written approval of Licensees, which approval Licensee may withhold for good cause and/or reasonable business concerns.

            7.3 Hyland Warranties. Should any breach relating to the foregoing warranties granted to Licensees by Hyland

                        Confidential Treatment Requested


      under this Agreement regarding the Licensed Check Products occur, and such Hyland breach is the direct and proximate cause for a claim for breach in the warranties granted by Licensees contained in its Agreements with its customers, Hyland shall take reasonable steps to correct any actual defects in the Licensed Check Products, or, if notified promptly in writing of any action brought against Licensees alleging a breach of warranty by Licensees of the Licensed Check Product, Hyland will defend that action, or the specific portion of the action directly resulting from Hyland's breach of its warranty to Licensees under this Agreement, at its expense, and will pay the costs of damages awarded against Licensees in the action, provided that (i) Hyland shall have primary responsibility and control of the defense of any such action and all negotiations for its settlement or compromise; (ii) Licensees cooperate with Hyland in defense of the action; and (iii) the action does not result from the use of the Licensed Check Products for purposes for which it was not designed. Nothing in this Section shall extend or create any implied or express warranties to Licensees or Licensees' remarketers, dealers and customers other than those specifically stated in Section 7.1.

            7.4 Limited Liability. Except for those matters indemnified against under Section 7.2 hereof, neither Hyland nor any Licensee shall be liable for lost profits or other special, incidental or consequential damages arising from any breach of warranty, breach of contract, negligence or any other legal or equitable theory even if advised of the possibility of such damages.

            7.5 Licensees' Warranties. Fiserv and ITI each warrant that it has the right and authority to enter into this Agreement and that it has no knowledge of any claim that the Licensees' products, which will be used in connection with the Licensed Check Products, infringe any patent or copyright or constitutes a misappropriation of any trade secret, and that this Agreement is not in conflict with existing agreements of Licensees. Fiserv and ITI warrant that any private label tradenames or marks that any Licensee directs Hyland to use to customize the Licensed Check Products do not infringe on the property rights of third parties.

            7.6 Indemnification by Licensees to Hyland. Licensees agree to indemnify and save Hyland harmless from and against any and all claims, demands, costs and liabilities (including all reasonable legal fees) arising directly or indirectly out of the activities and/or conduct of Licensees or claims by any other persons or entities arising from this Agreement

                        Confidential Treatment Requested


      whatsoever to the extent that the claims, damages, costs, demands and/or liabilities are not demonstrated to have resulted from any direct conduct of Hyland or breach of its representations and warranties under this Agreement as to the Licensed Check Products and other Hyland products, provided, however, nothing in this Section 7.6 shall be construed as lessening Hyland's responsibilities under Sections 7.1, 7.2 and 7.3 nor as requiring Licensees to indemnify or save Hyland harmless from such responsibilities.

      8.    Miscellaneous.

            8.1 Non-Disclosure. ITI and Fiserv acknowledge that the Licensed Check Products are the confidential and proprietary property of Hyland. Hyland acknowledges the software of ITI and other Licensees with which the Licensed Check Products may be marketed is the proprietary and confidential property of ITI and such other Licensees. ITI, Fiserv (for itself and all other Fiserv Companies) and Hyland agree to take all reasonable steps necessary to ensure that neither the Licensed Check Products nor any of the software of ITI or any other Licensee nor the Documentation for the Licensed Check Products nor any documentation for the software of ITI or any other Licensee, nor any portion of any thereof, on magnetic tape or disc or in any other form, shall be made available or disclosed by Hyland or Licensees or any of their agents or employees to any other person, firm or corporation, except as contemplated by this Agreement. Disclosure by Licensees or Hyland of the confidential and proprietary information of the other to their employees and agents to the extent such disclosure is reasonably necessary shall be permitted, provided however, that both Hyland and Licensees shall cause their employees and agents to observe the non-disclosure covenants set forth above. The parties understand that the combination of ideas, procedures, processes, systems, logic, coherence and methods of operation embodied within a party's programs are trade secret information. Neither Hyland nor the Licensees will use any such trade secret information of the other for any purpose not expressly authorized by this Agreement or authorized by the other party in writing and will not disclose any such trade secret information to any third party without prior written consent of the other party, except pursuant to a court order or the order of other governmental authority of competent jurisdiction. This paragraph shall survive the term or termination of this Agreement without limitation as to duration.

            8.2 Additional Confidential Information. In addition to protection of the Licensed Check Products, Licensees'

                        Confidential Treatment Requested

      software and any documentation for either, as provided in Section 8.1, the parties agree to hold in trust and confidence, to take all reasonable steps to avoid publication or disclosure of, and to treat the other party's Confidential Information in the same manner as it treats its own. For purposes hereof, "confidential information" shall mean all information and/or material obtained from, or disclosed by the other party which relates to past, present, or future research and development or business activities, and which is clearly labeled or identified at the time of disclosure as "Confidential Information".

            8.3 Exceptions. For the purpose of Sections 8.1 and 8.2, "trade secret information" and "confidential information" shall not include and the restrictions of Sections 8.1 and 8.2 shall not apply to:

                  8.3.1 any information which, as of the date hereof, is already in the public domain;

                  8.3.2 any information which comes into the public domain other than through the acts or omissions of the party entrusted with such information hereunder;

                  8.3.3 any information lawfully obtained by a party hereto or its licensees from third parties who are not subject to a non-disclosure obligation; and

                  8.3.4 any information independently developed by a party or its licensees without use of or reference to, in any fashion, the trade secret or confidential information of the other party.

            8.4 Cooperation. Hyland, ITI and Fiserv shall from and after the execution of this Agreement cooperate one with the other and provide such agreements and other documents as may be reasonably required to effectuate the purposes and provisions of this Agreement.

            8.5 Legal Relationship. Except as expressly provided herein, authorization has not been granted and none is possessed for either Hyland, ITI or Fiserv to sign or endorse any other party's name on any order, agreement, contract or instrument of any nature, or to contract any debt or enter into any obligation, either express or implied, affecting the rights or obligations of the other. Nothing in this Agreement shall be construed as constituting one party the agent or legal representative of the other party for any purpose whatsoever nor shall this Agreement be construed as constituting a joint venture or partnership of any kind or nature whatsoever. Except as provided herein,

                        Confidential Treatment Requested

      Hyland's right to market the Licensed Check Products, and any other software, hardware or firmware remains unrestricted, as does Licensees' right to purchase from others.

            8.6 Access to Source Code. Hyland shall provide the Licensees with source code for the Licensed Check Products for the specified and limited use (i) of complying with terms for source code escrow deposit that Licensees may be required to perform as a condition of an agreement with its remarketers, dealers or customers, in which case Licensees shall submit the proposed source code escrow deposit agreement to Hyland for review and approval, which approval will not be unreasonably withheld; and
      (ii) for any purpose to support the rights granted to Licensees under this Agreement including but not limited to (a) the development of Licensees' applications or third party applications for integration with the Licensed Check Products, or (b) for the development of revisions, upgrades or enhancements to the Licensed Check Products. Licensees agree that they will negotiate in good faith to protect Hyland's rights in each source code escrow agreement they are required to enter into with any of its Accounts. Licensees shall protect and keep confidential any Hyland source code Licensees may obtain under this Section. In no event shall any Hyland source code be provided to remarketers, dealers or customers of the Licensees. Additionally, the Licensees shall have the right to possess, access, and use the source code version of the Licensed Check Products for the specific and limited purposes and under the terms and conditions of this Agreement in the event of (i) the discontinuance of business activities by Hyland for a continuous period of thirty (30) days, (ii) a material breach of performance by Hyland regarding its obligations to Licensees under Section 5 of this Agreement, where such material breach is uncorrected after thirty (30) days from receipt of notice of breach from Licensees by Hyland, (iii) the entry of an order for relief against Hyland in federal bankruptcy proceedings, or (iv) the filing of involuntary bankruptcy proceedings against Hyland where such proceedings are not dismissed or otherwise disposed of within ninety (90) days from date of filing. Hyland shall, on a schedule to be agreed upon by Hyland and Licensees' designated relationship manager, update the source code in its possession to keep it current with the then current version of the Licensed Check Products. Hyland, may in its discretion, and upon terms and conditions it deems necessary to protect its ownership interests in and to its intellectual property, provide Licensees, as needed on a case-by-case basis, limited and restricted access to the source code for other Hyland OnBase products. Nothing in this Section or this Agreement shall be construed to

                        Confidential Treatment Requested

      imply or grant to Licensees any right to the access or use of Hyland source code other than for the specific purposes stated herein.

      9. Amendment of Marketing Agreement. The Marketing Agreement is hereby amended as follows:

            9.1 Additional Licenses. The Marketing Agreement is hereby expanded to include Fiserv and the Fiserv Companies as additional licensees thereunder holding all of the rights and privileges and subject to all of the obligations of ITI pursuant to the Marketing Agreement. Correspondingly, the exceptions to the Marketing Agreement in Section 2.1 which permit Hyland to market its software to those Hyland dealers identified in Exhibit A thereto, is expanded to also include the marketing of Hyland Products, other than Licensed Check Products, to those Hyland dealers identified in Exhibit "E" attached to this Agreement. Unless the context clearly otherwise requires each reference to ITI contained in the Marketing Agreement shall be read to include all of the Licensees as defined in this Loan and License Agreement. As it pertains to financial institutions, Licensees' market is hereby expanded to be worldwide. In the event of any conflict between the terms and conditions of any provisions or terms of this Section 9 and those contained in the prior Marketing Agreement or Amendments thereto, the terms and conditions of this Loan and License Agreement shall control.

            9.2 Extended Term. The term of the Marketing Agreement as set forth in Section 7.6 thereof is hereby extended until five (5) years from the Effective Date of this Loan and License Agreement.

            9.3 New Sections. There is hereby added to the Marketing Agreement the following Sections:

                  3.4 Most Favored Customer. For any product or service provided by HYLAND to the Licensees or any of their customers, HYLAND shall afford the Licensees with most favored customer status. If, during the term of this Agreement HYLAND should ever offer the same or a substantially identical product or service to another HYLAND customer upon collective terms more favorable than available to the Licensees hereunder, then from the time of such offer the Licensees will also be entitled to purchase the product or service upon the same set of terms offered to the other HYLAND customer.

                        Confidential Treatment Requested

                  6.3.1 Licensees other than ITI may submit their forms of
            agreement to HYLAND for approval, which approval shall not be unreasonably withheld. Following such approval, the Licensee submitting such agreements shall be entitled to use such agreements in the sublicensing of the OnBase Products in like manner to ITI's use of ITI's agreements.

            9.4 Termination of Exclusivity. The exclusivity of the marketing rights for the OnBase Products as set forth in the Marketing Agreement and as hereunder extended to Fiserv and the Fiserv Companies shall terminate if the Licensees, collectively, fail to promote, in good faith, the OnBase Products within their market, provided, however, Hyland shall have first provided the Licensees with sixty (60) days advance written notice of the alleged deficiencies and the Licensees shall have failed to correct such deficiencies within said sixty (60) day period.

Except as herein specifically amended, the Marketing Agreement remains in full force and effect.

      10.   General.

            10.1 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld.

            10.2 Titles. Titles and paragraph headings are for reference purposes only and are not be to considered as part of this Agreement.

            10.3 Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

            10.4 Severability. In the event that any provision of this Agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, the balance of this Agreement continuing in full force and effect.

            10.5 Notices. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below or to such other address as such party shall identify in a notice complying with this subsection 10.5 and

                        Confidential Treatment Requested

      shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

            10.6 Entire Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement and any modifications made in writing pursuant to it, together with the Marketing Agreement, as herein amended, constitute the complete and exclusive expression of the terms of the agreement between the parties, and supersede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement. The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties, by any usage of trade or custom, or by any prior performance between the parties pursuant to this Agreement or otherwise. No amendment of this Agreement shall be effective unless in writing and signed by both of the parties hereto.

            10.7 Governing Law. This Agreement shall be enforced in accordance with and governed by the laws of the State of Nebraska.

            10.8 Attorney's Fees. In the event any action or proceeding is brought in connection with this Agreement, the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

                        Confidential Treatment Requested

      IN WITNESS WHEREOF, the parties have duly executed this Agreement the date and year first above written.

 FISERV, INC. (for itself and for         INFORMATION TECHNOLOGY, INC.
 all other "Fiserv Companies")

By: /s/ Donald F. Dillon                  By: /s/ Donald F. Dillon
    ------------------------------            ----------------------------------
    Vice Chairman                             Donald F. Dillon,
                                              President

Address: 255 Fiserv Drive                 Address: 1345 Old Cheney Road
         Brookfield, WI 53045                     Lincoln, NE 68512

HYLAND SOFTWARE, INC.

BY: /s/ John P. Hyland Jr.
    ------------------------------
    John P. Hyland Jr.
    Chief Executive Officer

Address: 18500 Lake Road Suite A-50
         Rocky River, OH 44116
                                       22

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                        Confidential Treatment Requested

                                                                     Exhibit "A"

                               ONBASE(R) PRODUCTS

Single User Server License
(OBSUSL)                                OBSUSL is required for each institution
                                        using a standalone version of the OnBase
                                        Database and for each OnBase Database.
                                        Requires a SQL Database.
Multi-User Server License
(OBMSVR)                                OBMSVR is required for each institution
                                        using a network version of an OnBase
                                        Database and for each OnBase Database.
                                        Includes three named OnBase Clients.
                                        Requires a SQL Database.

Internet Server
(OBISVR)                                Includes five concurrent connections.
                                        Additional concurrent seats may be added using OBCLNT2.

Full Text Indexing Server
(OBFT)                                  This is a per-workstation license which
                                        allows the user to access and populate a full text indexed database or databases.

Host Application Enable
(OBHOST)                                One OBHOST is required for each
                                        workstation that utilizes the Host
                                        Application Enabler. Requires
                                        OBCLNT1 or OBCLNT2.

MAPI/VIM Mail Services
(OBEML)                                 One OBEML is required for each
                                        customer site sending e-mail from
                                        OnBase to a MAPI or VIM system.
                                        Requires OBCLNT1 or OBCLNT2.

Exception Reports
(OBRPT)                                 OBRPT is required for each
                                        workstation creating exception
                                        reports. Requires OBMSVR or OBSUSL.

Named Client
(OBCLNT1)                               One OBCLNT1 is required for each
                                        named workstation that is accessing
                                        information with the OnBase System.

                        Confidential Treatment Requested

                                        OBCLNT1 Clients have full-time
                                        access to the OnBase System.
                                        Multiple OBCLNT1's require OnBase
                                        Network (OBMSVR).

Concurrent Client
(OBCLNT2)                               One OBCLNT2 allows up to five
                                        Clients access to the OnBase System
                                        at the same time. Requires OnBase
                                        Multi-User Server License (OBMSVR).

Standard Cold Processor
(OBCOLD)                                Standard Cold Processor is a 16-bit
                                        single-threaded application that
                                        provides import of cold data into the
                                        OnBase System. This module can be run
                                        as a standalone (includes OBSUSL,
                                        requires a SQL Database) or as part of
                                        an OnBase Network (requires OBMSVR).

Advanced Cold Processor                 Advanced Cold processor is a 32-bit
                                        multi-threaded application that
                                        provides high speed import of cold
                                        data into the OnBase System. It is
                                        designed specifically for the
                                        Windows NT environment on single or
                                        multi-processor servers.

Document Imaging
(OBSCAN)                                OBSCAN is required for each workstation
                                        that is scanning documents via a TWAIN
                                        or Kofax compatible device or
                                        interface. This module can be run as a
                                        standalone (includes OBSUSL, requires a
                                        SQL Database) or as part of an OnBase
                                        Network (requires OBMSVR).

Document Import
(OBDIP)                                 OBDIP is required for each workstation
                                        that is batch importing documents and
                                        indexes into the OnBase System. This
                                        module can be run as a standalone
                                        (includes OBSUSUL, requires a SQL
                                        Database) or as part of an OnBase
                                        Network (requires OBMSVR).

Export
(OBEXP)                                 One OBEXP is required for each
                                        workstation exporting data from an
                                        OnBase Database. Requires OBCLNT1 or
                                        OBCLNT2.

CD Mastering
(OBCDMS)                                One OBCDMS is required for each
                                        workstation mastering CDs. Requires
                                        OBEXP and OBCLNT1 or OBCLNT2.

Publishing
(OBCDP)                                 One OBCDP is required for each
                                        publishing workstation. Renewable
                                        annual license based on the number of
                                        media sources produced (i.e. CD-ROM or
                                        optical. Requires OBEXP and a SQL
                                        Database.

                        Confidential Treatment Requested

                                                                    Exhibit "B"




$1,000,000                                                    May 9th, 1997


                                PROMISSORY NOTE

     For value received, Hyland Software, Inc., an Ohio corporation ("Maker"), promises to pay to the order of Fiserv, Inc., a Wisconsin corporation ("Payee") the principal sum of One Million Dollars ($1,000,000.00), together with all accrued interest thereon on November 9th, 1998. Interest on the principal sum shall accrue from the date hereof at a rate equal to the Prime rate, as defined in and published daily in the Wall Street Journal, published on the date hereof, which rate shall be adjusted monthly on the first business day of each month to the Prime rate so published on each such first business day. Payment shall be made to Payee at 255 Fiserv Drive, Brookfield, WI 53045. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

     The Maker hereby waives presentment, demand of payment, protest, and notice of non-payment, and any and all other notices and demands whatsoever. The acceptance by the Payee of security for the performance of the terms and provisions herein contained shall not in any way affect the liability of the Maker.

     With the consent of Payee, partial payments, in whole or in part, may be made and shall be applied first to accrued interest and then to principal. If not paid when due, this Note shall bear interest at a default rate of Prime (as hereinabove defined) plus five percent (5%) per annum. Failure by Payee or any subsequent holder to insist on payment when due shall not be deemed to be a waiver of such payment on the due date nor on any subsequent date.

     In no event shall interest (including any charge or fee held to be interest by a court of competent jurisdiction) accrue hereunder in excess of the highest contract rate allowable by law at the time such indebtedness shall be outstanding and unpaid, and if, by reason of the acceleration of maturity of such indebtedness or for any other reason, interest in excess of the highest legal rate shall be due or paid, any such excess shall constitute and be treated as a payment on the principal hereof and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be waived or refunded to the Maker.

     This Note is given in and shall be interpreted according to the law of the State of Nebraska. In the event suit is necessary to enforce and collect this Note, it may be brought in any state or federal court located in the State of Nebraska. The Maker submits to the jurisdiction of such courts and appoints the Secretary of State of the State of Nebraska as its agent for service of process.

     The obligations, covenants, waivers, agreements, terms, provisions and conditions of this Note as well as the obligations arising therefrom bind Maker and its successors, legal representatives and assigns and inure to the benefit of Payee and its endorsees, transferees, successors, legal representatives and assigns.

                                        HYLAND SOFTWARE, INC.,
                                        an Ohio corporation

                                        By: /s/ John P. Hyland, Jr., C.E.O.
                                            -------------------------------
                                        Its: Chief Executive Officer
                                             ------------------------------

                        Confidential Treatment Requested

                                                                     Exhibit "C"

                       CHECK AND STATEMENT PRINT PRODUCTS

Standard Check Processor
(OBCHECK)
                Standard Check Processor is a 16-bit, single-threaded stand-alone application that provides import of check images into the OnBase System. This module can be run as a standalone (includes OBSUSL, requires a SQL Database) or as part of an OnBase Network (requires OBMSVR).

Advanced Check Processor
(CURRENTLY IN BETA STAGE
AND NOT A COMPLETED
COMMERCIAL PRODUCT)

                Advanced Check Processor, a stand-alone application, which is presently under development as a planned upgrade and is not presently complete, upon commercial release, is designed as a 32-bit, multi-threaded, server-based application that will provide high-speed import of large volumes of check images and related items captured (by third party software) on a high-speed sorter or similar device into the OnBase System. It is designed specifically for the Windows NT environment on single or multi-processor servers and works in conjunction with Oracle Server running on the same machine. It is designed to handle up to 200,000 items per hour (average throughput) on a high-end quad-processor server, under normal circumstances. Imported items are immediately available to client workstations.

Check Statement Print
(OBSTMT)

                Check Processor Image Statements (Check Statement Print) is a stand-alone application that provides production printing of check image statements. It requires OnBase Network (OBMSVR and Standard or Advanced Cold Processor. For purposes of this Agreement, this module shall refer solely to the use of Hyland Statement Print connection with

                Standard Check Processor or Advanced Check Processor or any associated Hyland Check application.

                        Confidential Treatment Requested

                                                                     Exhibit "D"

****                     Chicago        IL             ****      ****
****                     Lakewood       OH             ****      ****
****                     Rising Sun     MD             ****      ****
****                     Oklahoma City  OK             ****      ****
****                     LaCrosse       WI             ****      ****
****                     Simi Valley    CA             ****      ****
****                     Mesquite       TX             ****      ****
****                     Miami          FL             ****      ****
****                     Belton         MO             ****      ****
****                     Atlanta        Ga             ****      ****
****                     Miami          FL             ****      ****
****                     Somerset       PA             ****      ****
****                     Evans City     PA             ****      ****
****                     Finley         ND             ****      ****
****                     Dunkirk        NY             ****      ****
****                     Key Largo      FL             ****      ****
****                     Miami          FL             ****      ****
****                     River Falls    WI             ****      ****
****                     Munich         ND             ****      ****
****                     Eaton          CO             ****      ****
****                     Washington     DC             ****      ****
****                     Downington     PA             ****      ****
****                     San Matco      CA             ****      ****
****                     Chicago        IL             ****      ****
****                     Ellicott       MD             ****      ****
****                     Angola         NY             ****      ****
****                     Baltimore      MD             ****      ****
****                     Belleville     PA             ****      ****
****                     Patten         ME             ****      ****
****                     Elderton       PA             ****      ****
****                     Little Falls   NY             ****      ****
****                     Hoffman        IL             ****      ****
                         Estates
****                     Pendleton      OR             ****      ****
****                     Malone         NY             ****      ****

                        Confidential Treatment Requested
                                                                     EXHIBIT "E"


Current Hyland Dealers - Note: Dealers marked with an + indicate banking activity which included right to sell check products

****                       ****                     ****+
Chicago, IL                St. Louis, MO            Lenexa, Kansas


****                       ****                     ****+
Baton Rouge, Louisiana     Dayton, Ohio             Clearwater, FL


****                       ****                     ****
Ajax Ontario, Canada       Portland, OR             North Canton, Ohio


****                       ****+                    ****
Buffalo, New York          Memphis, Tennessee       Troy, Michigan


****+                      ****                     ****
Irving, Texas              Omaha, Nebraska          Denver, CO


****                       ****                     ****
Caguas, Puerto Rico        Puerto Rico, Mexico      Houston, Texas


****                       ****                     ****
Plano, Texas               Houston, Texas           Hasbrouck Heights, New
                                                    Jersey

****                       ****                     ****
San Jose, California       Lebanon, New Jersey      Jackson, Mississippi


****+                      ****                     ****
Metairie, Louisiana        Salt Lake City, Utah     Galena, Ohio


****                       ****                     ****
Chicago, Illinois          Schaumberg, Illinois     Greenville, North Carolina


****                       ****                     ****
Martinsville, New Jersey   Manhattan, Kansas        Cuyahoga Falls, Ohio


****+                      ****                     ****
Englewood, Colorado        Birmingham, Alabama      Morgantown, West Virginia


****                       ****                     ****
Havertown, Pennsylvania    Arlington, Virginia      Rosemont, Pennsylvania


****                       ****+                    ****+
Parker, CO                 Sullivan, Illinois       Columbus, Ohio


****
Oslo, Norway

                        Confidential Treatment Requested



****                           ****+                         ****+
Euclid, OH                     Maitland, Florida             Omaha, Nebraska

****                           ****                          COMPANIES HOLDING
Hiawatha, Iowa 52233           Sioux Falls, South Dakota     PROPOSED CONTRACTS

****                           ****+                         *****
Austin, TX                     Spring, Texas                 Portland, OR

****                           *****                         ****
Jackson, MS                    Plano, Texas                  Austin, TX

****+                          ****                          ****
Branson, MO 65616              St. Louis, MO                 San Antonio, TX

****                           ****                          ****
Tulsa, Oklahoma                Cleveland, Ohio               Los Angeles, CA

****                           ****                          ****
Havertown, Pennsylvania        Honolulu, Hawaii              LaJolla, CA

****                           ****                          ****
Oklahoma City, OK              Pittsburgh, Pennsylvania      St. Louis, MO

****+                          ****                          ****
Madison Lake, Minnesota        Tampa, Florida                Omaha, NE

****                           ****                          ****
Mountain View, California      Lilburn, Georgia              Kansas City, KS

****                           ****                          ****
Murfreesboro, Tennessee        Marietta, Georgia             Saratoga, WY

****                           ****+
Santiago, Chile                Fargo, ND

****                           ****
Mandan, ND                     Cleveland, Ohio

****                           ****
North Hollywood, California    Denver, Colorado

****                           ****+
Little Rock, AR                Phoenix, Arizona

****+                          ****+
Tampa, Florida \ Dallas, TX    Mosinee, WI

****                           ****
St. Louis, MO                  Hunt Valley, Maryland

****                           ****
Denver, Colorado               Austin, Texas